UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2022

CONSTRUCTION PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38479	26-0758017
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

290 Healthwest Drive, Suite 2 Dothan, Alabama 36303
(Address of principal executive offices) (ZIP Code)

(334) 673-9763

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	ROAD	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 30, 2022 (the “Restatement Date”), Construction Partners, Inc. (the “Company”) and each of its wholly owned subsidiaries (collectively, the “Borrowers”) entered into a Third Amended and Restated Credit Agreement with PNC Bank, National Association, as successor to BBVA USA, as administrative agent and lender, PNC Capital Markets LLC, as joint lead arranger and sole bookrunner, Regions Bank and BofA Securities, Inc., each as a joint arranger, and certain other lenders party thereto (the “Third Amended and Restated Credit Agreement”), which amended and restated in its entirety the Second Amended and Restated Credit Agreement, dated as of June 24, 2021, by and among the Company and each of its wholly owned subsidiaries, as borrowers, BBVA USA, as administrative agent, joint lead arranger and sole bookrunner, and certain other lenders party thereto (the “Existing Credit Agreement”).

Among other things, the Third Amended and Restated Credit Agreement provides for (i) a term loan facility in an initial aggregate principal amount of $250,000,000 (the “Term Loan”), the full amount of which was drawn on the Restatement Date, (ii) a revolving credit facility in an initial aggregate principal amount of $325,000,000, including a $25,000,000 sublimit for the issuance of standby letters of credit (the “Revolving Credit Facility”), and (iii) a delayed draw term loan facility in an initial aggregate principal amount of $50,000,000 (the “Delayed Draw Term Loan”). The proceeds of the loans advanced under the Third Amended and Restated Credit Agreement will be used for purposes of (a) refinancing indebtedness of the Borrowers under the Existing Credit Agreement, (b) paying fees and expenses incurred in connection with the Third Amended and Restated Credit Agreement, (c) other general corporate purposes of the Borrowers and (d) permitted acquisitions and capital investments.

In addition to the advances under the Term Loan, Revolving Credit Facility and Delayed Draw Term Loan, the Borrowers may request one or more incremental term loans or an increase in the commitments under the Revolving Credit Facility (in either case, an “Incremental Facility”) in an aggregate principal amount of up to the greater of (i) $200,000,000 and (ii) the amount of the consolidated adjusted EBITDA of the Borrowers and their subsidiaries for the immediately preceding four-fiscal-quarter period, on the same terms as the Term Loan or Revolving Credit Facility, as applicable, including pricing, and, in the case of an Incremental Facility that is a term loan (an “Incremental Term Loan”), the then-applicable amortization rate. The availability of one or more Incremental Facilities is subject to the satisfaction of certain conditions, including, among other things, that the Borrowers’ consolidated net leverage ratio is, on a pro forma basis, at least 0.25 to 1.00 less than the then applicable consolidated net leverage ratio financial covenant level (including, if applicable, giving effect to any material acquisition adjustment).

All outstanding advances under the Term Loan and Revolving Credit Facility are due and payable in full on June 30, 2027 (the “Maturity Date”). The Term Loan and any Incremental Term Loan (commencing on September 30, 2022) and the Delayed Draw Term Loan (commencing with the earliest of (i) December 31, 2023, or (ii) the last day of the fiscal quarter in which the commitments under the Delayed Draw Term Loan are fully drawn or terminated, as applicable) will amortize in quarterly installments in an amount, subject, in each case, to adjustments for prior mandatory and voluntary prepayments of principal, equal to: (a) 1.25% of the original principal amount of the Term Loan (and, to the extent any Incremental Term Loans or Delayed Draw Term Loans are then outstanding, the original principal amount of such loans) and continuing on each of the following eleven quarter-end payment dates; (b) 1.875% of the original principal amount of the Term Loan (and, to the extent any Incremental Term Loans or Delayed Draw Term Loans are then outstanding, the original principal amount of such loans) on each of the next eight quarter-end payment dates; and (c) all remaining principal of the Term Loan, the Delayed Draw Term Loans and all Incremental Term Loans are due on the Maturity Date.

The obligations of the Borrowers under the Third Amended and Restated Credit Agreement and the other loan documents delivered in connection therewith are secured by a first priority security interest in substantially all of the existing and future personal property of the Borrowers and the equity interests of each of the Borrowers (other than the Company) and of their present and future subsidiaries.

The annual interest rates applicable to advances made under the Third Amended and Restated Credit Agreement will be calculated, at the Company’s option, by using either a base rate, Daily Simple SOFR plus 0.10%, or Term SOFR plus 0.10%, and in each case, plus an applicable margin percentage that corresponds to the Company’s consolidated net leverage ratio.

The Third Amended and Restated Credit Agreement contains customary representations and warranties and certain covenants that limit (subject to certain exceptions) the ability of the Borrowers to, among other things, (i) incur or guarantee additional indebtedness, (ii) incur or suffer to exist liens securing indebtedness, (iii) make investments, (iv) consolidate, merge or transfer all or substantially all of their assets, (v) sell assets, (vi) pay dividends or other distributions on, or redeem or repurchase, capital stock, (vii) enter into transactions with affiliates and (viii) enter into operating leases. In addition, the Third Amended and Restated Credit Agreement contains financial covenants that require the Company’s (i) consolidated leverage ratio to be less than certain maximum levels and (ii) fixed charge coverage ratio to exceed certain minimum levels, in each case, as defined and calculated according to the procedures set forth in the Third Amended and Restated Credit Agreement.

The Third Amended and Restated Credit Agreement also contains customary events of default. If such an event of default occurs, the lenders would be entitled to take various actions, including the acceleration of amounts due under the Third Amended and Restated Credit Agreement and actions permitted to be taken by a secured creditor.

The lenders that are parties to the Third Amended and Restated Credit Agreement and their respective affiliates are full-service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, and other financial and non-financial activities and services. Certain of these financial institutions and their respective affiliates have provided, and may in the future provide, certain of these services to the Borrowers and to persons and entities with relationships with the Borrowers, for which they received or will receive customary fees and expenses.

The foregoing summary of the Third Amended and Restated Credit Agreement is a summary only and does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Third Amended and Restated Credit Agreement, a copy of which is filed, with confidential information redacted, as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth above in Item 1.01 of this Current Report on Form 8-K with regard to the Existing Credit Agreement is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K with regard to the Third Amended and Restated Credit Agreement is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Third Amended and Restated Credit Agreement, dated as of June 30, 2022, by and among Construction Partners, Inc. and each of its wholly owned subsidiaries, as borrowers, PNC Bank, National Association, as administrative agent and lender, PNC Capital Markets LLC, as joint lead arranger and sole bookrunner, Regions Bank and BofA Securities, Inc., each as a joint arranger, and certain other lenders party thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request. Certain confidential information has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K. Such excluded information is not material and is the type that the registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTRUCTION PARTNERS, INC.

Date: June 30, 2022	By:	/s/ R. Alan Palmer
R. Alan Palmer
Executive Vice President and Chief Financial Officer